EXHIBIT 99.1

Pike Corporation Reports Fiscal Second Quarter 2014 Results

MOUNT AIRY, N.C., Feb. 4, 2014 (GLOBE NEWSWIRE) -- Pike Corporation (NYSE:PIKE), one of the nation's largest specialty construction and engineering firms serving the electric power industry, today reported fiscal second quarter 2014 results for the period ended December 31, 2013. Total revenue in the second quarter 2014 was $210.9 million, down 23% compared to the record high revenue of $273.7 million in the year-ago period. Net income in the second quarter 2014 totaled $5.7 million compared to net income of $23.6 million in the year-ago period. Diluted earnings per share totaled $0.18 in the second quarter 2014, compared to the record high $0.67 in the year-ago period.

Total core construction revenue in the second quarter 2014 increased 5% to $156.7 million from $149.8 million in the year ago period. Total core engineering revenue decreased to $31.6 million in the second quarter 2014 as compared to $40.9 million in the second quarter of 2013. Total storm-related revenue in the second quarter 2014 of $22.6 million resulted from scattered ice storms. By comparison, storm-related services totaled $83.0 million in the year-ago period, primarily due to the devastating impact of Hurricane Sandy.

"Fiscal second quarter financial comparisons against the year-ago period are challenging, largely due to the significant amount of storm revenue that resulted from Hurricane Sandy. We are continuing our solid momentum in our transmission business and remain focused on growth opportunities in distribution services," said J. Eric Pike, Chairman and CEO of Pike. "We are currently working to finalize the integration of our engineering business under the UC Synergetic brand and refocus our efforts to continue growing the engineering services business."

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern on Wednesday, February 5. The call can be accessed by dialing (888) 438-5448, or (719) 325-2432 for international callers. The confirmation code for the live call is 3125672. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 3125672. The dial-in replay will remain available until midnight Eastern on February 12. An on-demand replay of the webcast will remain online for a limited time following the conclusion of the call.

About Pike Corporation

Pike Corporation, formerly known as Pike Electric Corporation, is one of the nation's largest specialty construction and engineering firms serving over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012

Revenues	$ 210,859	$ 273,668	$ 404,166	$ 518,281
Cost of operations	179,947	214,434	353,358	422,125

Gross profit	30,912	59,234	50,808	96,156
General and administrative expenses	19,820	19,891	37,228	39,359
Gain on sale of property and equipment	(86)	(68)	(401)	(198)

Income from operations	11,178	39,411	13,981	56,995
Other expense (income):
Interest expense	1,911	1,884	3,718	4,007
Other, net	(235)	(4)	(244)	(25)

Total other expense	1,676	1,880	3,474	3,982

Income before income taxes	9,502	37,531	10,507	53,013
Income tax expense	3,842	13,929	3,888	20,129

Net income	$ 5,660	$ 23,602	$ 6,619	$ 32,884

Earnings per share:
Basic	$ 0.18	$ 0.67	$ 0.21	$ 0.94
Diluted	$ 0.18	$ 0.67	$ 0.21	$ 0.93

Weighted average shares used in computing earnings per share:
Basic	31,785	35,129	31,769	35,089
Diluted	32,207	35,423	32,207	35,360

Dividends per share:	$ --	$ 1.00	$ --	$ 1.00

PIKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	June 30,
	2013	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 2,432	$ 2,578
Accounts receivable, net	95,988	104,585
Costs and estimated earnings in excess of billings on uncompleted contracts	76,963	71,248
Inventories	16,124	14,396
Prepaid expenses and other	9,211	9,914
Deferred income taxes	5,652	8,720
Total current assets	206,370	211,441
Property and equipment, net	186,029	179,928
Goodwill	153,668	153,668
Other intangibles, net	71,155	74,841
Deferred loan costs, net	1,599	1,561
Other assets	2,977	2,335
Total assets	$ 621,798	$ 623,774

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 28,383	$ 33,500
Accrued compensation	23,698	30,468
Billings in excess of costs and estimated earnings on uncompleted contracts	12,255	6,235
Accrued expenses and other	10,363	5,908
Current portion of insurance and claim accruals	6,154	12,121
Total current liabilities	80,853	88,232
Revolving credit facility	220,500	221,000
Insurance and claim accruals, net of current portion	4,529	4,958
Deferred compensation	7,205	6,431
Deferred income taxes	54,536	58,402
Other liabilities	3,552	2,916
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares;
no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares;
31,811 and 31,719 shares issued and outstanding at December 31, 2013 and June 30, 2013, respectively	6,425	6,424
Additional paid-in capital	179,222	176,988
Accumulated other comprehensive loss, net of taxes	(113)	(47)
Retained earnings	65,089	58,470
Total shareholders' equity	250,623	241,835
Total liabilities and shareholders' equity	$ 621,798	$ 623,774

PIKE CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012
Construction
Core services	$ 156,718	$ 149,941	$ 310,889	$ 306,419
Less: Intersegment revenues	(18)	(211)	(130)	(238)

Core services, net	156,700	149,730	310,759	306,181
Storm restoration services	22,039	78,622	25,453	125,595

Revenues, net	178,739	228,352	336,212	431,776
Income from operations	11,684	38,327	12,998	54,907
Depreciation and amortization	8,789	9,678	17,475	18,749
Purchases of property and equipment	11,000	9,398	23,127	17,157

Engineering
Core services	$ 38,724	$ 51,310	$ 87,696	$ 100,313
Less: Intersegment revenues	(7,133)	(10,377)	(20,492)	(21,414)

Core services, net	31,591	40,933	67,204	78,899
Storm assessment and inspection services	529	4,383	750	7,606

Revenues, net	32,120	45,316	67,954	86,505
(Loss) income from operations	(395)	1,888	1,176	3,962
Depreciation and amortization	1,295	1,389	2,607	2,703
Purchases of property and equipment	127	199	251	547

Eliminations and Other Adjustments
Revenues	$ --	$ --	$ --	$ --
Loss from operations	(111)	(804)	(193)	(1,874)
Depreciation and amortization	--	--	--	--
Purchases of property and equipment	--	--	--	--

Total
Core services	$ 195,442	$ 201,251	$ 398,585	$ 406,732
Less: Intersegment revenues	(7,151)	(10,588)	(20,622)	(21,652)

Core services, net	188,291	190,663	377,963	385,080
Storm-related services	22,568	83,005	26,203	133,201

Revenues, net	210,859	273,668	404,166	518,281
Income from operations	11,178	39,411	13,981	56,995
Depreciation and amortization	10,084	11,067	20,082	21,452
Purchases of property and equipment	11,127	9,597	23,378	17,704

PIKE CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012
Construction Segment
Distribution and other	$ 112,850	$ 111,591	$ 228,299	$ 232,129
Transmission and substation	43,850	38,139	82,460	74,052

Core services, net	$ 156,700	$ 149,730	$ 310,759	$ 306,181
Storm restoration services	22,039	78,622	25,453	125,595

Revenues, net	$ 178,739	$ 228,352	$ 336,212	$ 431,776

Engineering Segment
Core services, net	$ 31,591	$ 40,933	$ 67,204	$ 78,899
Storm assessment and inspection services	529	$ 4,383	750	7,606

Revenues, net	$ 32,120	$ 45,316	$ 67,954	$ 86,505

Consolidated
Core services, net	$ 188,291	$ 190,663	$ 377,963	$ 385,080
Storm-related services	22,568	83,005	26,203	133,201

Revenues, net	$ 210,859	$ 273,668	$ 404,166	$ 518,281
CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com